Oppenheimer Fundamental Alternatives Fund
N-SAR Exhibit – Item 77Q1
Schedule A to Agreement and Declaration of Trust of Oppenheimer Quest for Value Funds

Schedule A

As amended as of August 3, 20151,2

Oppenheimer Quest for Value Funds

Oppenheimer Fundamental Alternatives Fund
Classes of Shares
Class A Class B Class C Class I Class R Class Y
Oppenheimer Global Allocation Fund
Classes of Shares
Class A Class B Class C Class I Class R Class Y
Oppenheimer Small- & Mid-Cap Value Fund
Classes of Shares
Class A Class B Class C Class I Class R Class Y

1 On November 19, 2013, the Board adopted a resolution with a July 1, 2014 effective date to re-designate the existing Class N shares as Class R shares for Oppenheimer Flexible Strategies Fund, Oppenheimer Global Allocation Fund, and Oppenheimer Small- & Mid-Cap Value Fund.

2 On August 3, 2015, Oppenheimer Flexible Strategies Fund changed its name to Oppenheimer Fundamental Alternatives Fund, pursuant to a resolution adopted by the Board of Trustees on May 19, 2015.